FOR IMMEDIATE RELEASE
April 13, 2006

FOR FURTHER INFORMATION CONTACT:
Kevin M. McCloskey
Senior Vice President and Chief Operating Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292


                          SYNERGY FINANCIAL GROUP, INC.
                     ANNOUNCES ANNUAL MEETING VOTING RESULTS

CRANFORD, NEW JERSEY, APRIL 13, 2006 - Dave Gibbons, Chairman of the Board of Directors of Synergy Financial Group, Inc. (NASDAQ: SYNF) (the "Company"), the holding company of Synergy Bank and Synergy Financial Services, Inc., announced today that the Company has received certified voting results from the independent Inspector of Election for the Company's Annual Meeting of Stockholders held on April 4, 2006. According to the certified report of the Inspector of Election, Daniel P. Spiegel, Daniel M. Eliades and Nancy A. Davis have been elected as directors of the Company and the appointment of Crowe Chizek and Company LLC as the Company's independent auditor for the year ending December 31, 2006 has been ratified. Mr. Gibbons stated, "We welcome our new directors and congratulate Nancy Davis on her reelection to the Company's Board."

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 20 branch offices located in Middlesex, Monmouth, Morris, and Union counties New Jersey.

                                    # # # # #